RESOLUTION OF THE SHAREHOLDERS

OF

GRCR PARTNERS INC.

The following is a true copy of the resolution duly adopted by the Majority of the Shareholders of the Corporation at a special meeting, notice to this meeting having been waived, held this 14th day of September, 2018;

WHEREAS there has been presented to and considered by this meeting a Motion to elect a new Director, CEO & CFO of the Company;

NOW THEREFORE BE IT RESOLVED that the majority of shareholders having considered this matter, and having opened the floor to all those who voice a preference in the issue, have overwhelmingly decided and RESOLVED that we have elected:

ZOHAR LEVY as Director, and Chief Executive Officer;

URI BIRENGERG as Chief Financial Officer

The Above qualified people, having been nominated, have Accepted their positions.

Said Motion is hereby passed and the corporate books, records and the Company shall file this Resolution in the corporate records.

Dated:  September 14th, 2018

_____________________

Zohar Levy, on behalf of

Eroll Grow Tech Ltd., Majority Shareholders